Exhibit 8.1

Subsidiaries of the Registrant

The following are the subsidiaries of the Registrant:

1.	DLP Capital LLC (Delaware)
2.	MPB Capital LLC (Texas)
3.	DLPPar Participações S.A. (Brazil)
5.	Stone Pagamentos S.A. (Subsidiary of DLP Capital LLC after the merger of StoneCo Brasil) (Brazil)
6.	STNE Participações S.A. (Subsidiary of DLP Capital LLC) (Brazil)
7.	STNE Participações em Tecnologia S.A. (Subsidiary of DLP Capital LLC) (Brazil)
8.	MNLT Soluções de Pagamento S.A. (Subsidiary of Stone Pagamentos S.A.) (Brazil)
9.	Pagar.me Pagamentos S.A. (Subsidiary of Stone Pagamentos S.A.) (Brazil)
10.	Stone Sociedade de Crédito Direto S.A. (Subsidiary of Stone Pagamentos S.A.) (Brazil)
11.	TAG Tecnologia para o Sistema Financeiro S.A. (Subsidiary of STNE Participações em Tecnologia S.A.) (Brazil)
12.	Buy4 Processamento de Pagamentos S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
13.	Buy4 Sub LLC (Subsidiary of Buy4 Processamento de Pagamentos S.A.) (Texas)
14.	Cappta S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
15.	Collact Serviços Digitais S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
16.	Equals S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
17.	Linked Gourmet Soluções para Restaurantes S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
18.	Mundipagg Tecnologia em Pagamento S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
19.	PDCA S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
21.	Stone Franchising Ltda. (Subsidiary of STNE Participações S.A.) (Brazil)
22.	Stone Logística Ltda. (Subsidiary of STNE Participações S.A.) (Brazil)
23.	VHSYS Sistemas de Gestão S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
24.	Alpha-Logo Serviços de Informática S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
25.	Trinks Serviços de Internet S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
26.	MAV Participações S.A. (“MVarandas”) (Brazil)
27.	Vitta Tecnologia em Saúde S.A. (Brazil)
28.	VittaPar LLC (USA)
29.	Vitta Corretora de Seguros Ltda. (Brazil)
30.	Vitta Serviços em Saúde Ltda. (Brazil)
31.	Vitta Saúde Administradora em Benefícios Ltda. (Brazil)
32.	MLabs Software S.A. (Brazil)
33.	Questor Sistemas S.A. (Brazil)
34.	Sponte Informática S.A. (Brazil)
35.	StoneCo CI Ltd. (Cayman Islands)
36.	Creditinfo Jamaica Ltd. (Jamaica)
37.	Creditinfo Guyana Inc (Guyana)
38.	Creditadvice Barbados Ltd. (Barbados)
39.	Stone Seguros S.A. (Brazil)
40.	Delivery Much Tecnologia S.A. (Brazil)
41.	TAPSO - Fundo de Investimento em Direitos Creditórios (Brazil)
42.	FIDC AR1 (Brazil)
43.	FIDC AR2 (Brazil)
44.	FIDC AR3 (Brazil)
45.	Soma Fundo de Investimentos em Direitos Creditórios (Brazil)
46.	Soma III Fundo de Investimentos em Direitos Creditórios (Brazil)
47.	StoneCo Exclusivo FIC FIM (Brazil)